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                                                                    EXHIBIT 10.9

                                      LEASE

      THIS INSTRUMENT OF LEASE made this 28th day of July, 2004, by and between WESTERN RESERVE OF BRECKSVILLE, LLC., (hereinafter called "LANDLORD") and WESTERN RESERVE BANK (hereinafter called "TENANT").

                                   WITNESSETH:

      SPACE RENTED: That the Landlord does hereby let and lease to the Tenant the following described Premises, to-wit: 8751 BRECKSVILLE ROAD, SUITE 100, BRECKSVILLE, OHIO 44141 (the "Premises") and in addition thereto Tenant's pro rata share of the common area space of the entire building. Together such total leased space is hereby described as the "Leased Rentable Space."

      TERM: The Tenant shall have and hold the Leased Rentable Space for the full term of Ten (10) year(s), beginning on October 1, 2004 and terminating September 30, 2014.

      RENT: The yearly rental for the first year which shall commence October 1, 2004, shall be One Hundred Fifty Thousand Nine Hundred Twenty-Three 50/100 Dollars ($150,923.50) payable in equal monthly installments of Twelve Thousand Five Hundred Seventy-Six 96/100 Dollars ($12,576.96), payable on the first day of each and every month in advance during the term of the Lease. During each year of this Lease term, the rent shall be increased by 2% over the prior year's rent. By way of example of the foregoing, the rent for the second year would be $150,923.50 x 1.02 or $153,941.97, payable in equal and consecutive monthly installments of $12,828.50 each. Each succeeding year shall be computed accordingly. Failure of the Tenant to make monthly installments as required under the terms of this Lease shall be considered a violation of this Lease and the Landlord may take whatever action is necessary to secure his rights under this Lease. Failure to make the monthly rental payment within five (5) days after the due date shall result in a late charge

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of 5% of the outstanding balance. Said charge shall be billed each and every month thereafter as long as there is an outstanding balance.

      OPTION TO EXTEND: Tenant, may be written notice to Landlord not less than ninety (90) days prior to expiration of the original term of this Lease, extend this Lease for an additional term of Five (5) years upon the same conditions provided in the original term of the Lease. Tenant, may be written notice to Landlord not less than ninety (90) days prior to expiration of the five-year option of this Lease, extend this Lease for an additional term of Five (5) years upon the same conditions provided in the original term of the Lease.

      UTILITIES: Tenant shall promptly pay for utilities rendered or furnished to the Premises and Tenant's pro rata share of the commonly metered utilities during the term of this Lease, including water, gas, electricity, trash and sewer charges. Since utilities may not be individually metered, Tenant is responsible for paying a pro rata share of all utilities paid by Landlord. Landlord shall not be responsible to Tenant in damages or otherwise if any one or more of said utility services or obligations is interrupted or terminated by reason of any cause beyond Landlord's reasonable control. No such interruption or termination of utility services shall relieve Tenant from any of its obligations under this Lease. Tenant shall be responsible for any damage to building caused by Tenant's failure to pay utility services that are individually metered to the Premises that Tenant is required to pay.

      COMMON AREA MAINTENANCE AND REPAIR: Tenant shall be responsible for its pro rata share of all common area maintenance expenses and repairs, including exterior, interior, roof, parking lot and all other exterior and interior structural fixtures and equipment, including HVAC systems.

      REAL ESTATE TAXES AND INSURANCE: Tenant shall also pay its pro rata share of all real estate taxes and assessments levied on the leased Premises and insurance premiums for fire and extended hazard and all other insurance premiums including liability insurance for the leased Premises.

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      PRO RATA SHARE: Tenant's "pro rata share" shall be the ratio or percentage which the number of leased rentable space bears to the total number of square feet of gross rentable floor area of the entire building. The total gross rentable floor area of the building is 10,749 square feet; the number of leased rentable square feet of floor area of Tenant's suite is 5,642; Tenant's pro rata share is 52.5%.

      TRIPLE NET LEASE: This Lease is and shall be deemed and construed to be a "pure net" or "triple net" Lease and the fixed rent and supplemental payments, including payments for all third-party billings, shall be net to the Landlord in each month during the term of this Lease.

      COVENANTS OF TENANT: Tenant does hereby covenant and agree with Landlord as follows:

      1. Tenant's Premises shall be constructed according to the plans and specifications attached hereto as Exhibit "A" and made a part hereof. In addition, Landlord shall grant to Tenant an improvement allowance of Twenty-Five Dollars ($25.00) per square foot or One Hundred Forty-One Thousand Fifty Dollars ($141,050.00).

      2. Tenant will pay said rent at the time and place in the manner aforesaid.

      3. Tenant will make all repairs caused by its negligence to the interior of the Premises and it will indemnify and save harmless said Landlord from and against all liens, claims or damages by reason of any repairs or improvements which may be made by said Tenant on said Premises. The Tenant will make no changes to the Premises without the consent of the Landlord.

      4. Tenant will use and occupy said Premises in a careful, safe and proper manner.

      5. Tenant will fully comply with and obey all laws, ordinances, rules, regulations, and requirements of all regularly constituted authorities in any way affecting said Premises, or the use thereof, of this Lease.

      6. Tenant will not commit or suffer any waste therein.

      7. Tenant will not manufacture or sell, or permit to be sold on the Premises during said term, any intoxicating liquor.

      8. Tenant will not assign this Lease, or underlet said Premises or any part thereof, without

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the written consent of the Landlord, consent of which shall not be unreasonably withheld.

      9. Tenant will make no change in the construction of the building on said Premises without the prior written consent of the Landlord.

      10. Tenant will not cause damage or attach anything to the woodwork or doors on said Premises. However, Tenant may install a door closure that shall be mounted to the interior of the door within the suite.

      11. Tenant will permit said Landlord or agents of the Landlord upon reasonable notice to enter upon said Premises at all reasonable times to examine the condition of said Premises except notice may be dispensed with should entry upon said Premises by Landlord be necessitated by emergency. Landlord and its agents shall have the right to exhibit the Premises and to display the usual "for rent" or "vacancy" signs on the Premises at any time within thirty (30) days before the expiration of this Lease.

      12. Landlord shall not be liable to the Tenant or any other person for any damage to person or property on said Premises.

      13. Tenant will pay all loss and damage occasioned by or growing out of the use and occupation of said Premises by the Tenant and/or the agents, subtenants or employees of the Tenant, and that the Tenant will indemnify, protect and save harmless the Landlord from and against any loss or liability thereby or therefrom; and from and against any expense, cost and attorney fees incurred in connection with any such claim.

      Tenant shall maintain, at its own expense, fire and extended coverage insurance upon the Lease improvements and betterments, trade fixtures and equipment, stock in trade, furnishings and other appurtenances to its business, in an amount not less than 80 percent (80%) of its full insurable value. In addition, Tenant agrees to maintain both Tenant and Landlord as insured with single limits of $1,000,000.00 for bodily injury to or death of one or more persons and $100,000.00 on account of damage to property arising out of the use and occupancy by Tenant, its agents, employees, licensees and invitees of the Premises and/or common areas.

      14. All property owned or belonging to Tenant in said building or upon said Premises shall

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be situated thereon at the sole risk of the Tenant. The Tenant shall do nothing to increase the insurance risk to the building and any conduct on the part of the Tenant which would increase the insurance premium shall be considered a breach of this agreement.

      15. Tenant will surrender and deliver up said Premises at the end of said term in as good order and condition as the same now are or may be put by the Landlord, reasonable use and natural wear and tear, or unavoidable casualty excepted.

      16. Tenant will be responsible for the replacement of all light bulbs, pest control, and repair of clogged toilets and drains within the Premises.

      17. Tenant shall not permit animals of any kind, with the exception of guide dogs for the handicapped, upon the Premises nor in any way utilize the Premises for a purpose other than to conduct the activity which is set forth under the section entitled "Use of the Premises."

      18. Tenant shall erect only such signs advertising Tenant's business as shall be in conformity with all applicable codes and ordinances and shall be approved by Landlord, in writing, as to the size, type, color, style and location thereof, which approval shall not be unreasonably withheld. Tenant shall be responsible for all costs associated with the fabrication and installation of lettering for said signage. Upon vacating the Premises, Tenant agrees to remove all signs and repair all damages caused by such removal.

      19. Tenant shall be responsible for cleaning its own Premises. Landlord shall be responsible for cleaning the common areas at Tenant's pro rata cost in accordance with the provisions on maintenance and repair hereinabove set forth.

      20. If Tenant changes the locks on its doors at any time during the term of this Lease or any renewal of same, Tenant will cause the locksmith to key new locks to the Landlord's master key and provide two (2) new keys to Landlord. Tenant is permitted to make copies of keys for the Premises, provided keys are made with the locksmith designated by Landlord.

      21. Tenant shall place floor mats of sufficient size and strength under any desks being placed and used in the Premises so as to avoid any damage to the flooring and carpeting of the Premises.

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      22. Tenant shall maintain the Premises as a smoke-free environment.

      23. Tenant is responsible for window cleaning inside the suite. If said cleaning is not done on a regular basis, Landlord reserves the right to have the window cleaning done and to bill Tenant accordingly.

      24. Landlord shall service the HVAC unit(s) to the Premises on a semi-annual basis. If the nature of Tenant's business requires the HVAC unit be serviced more frequently (i.e. filter changes) this additional cost shall be the responsibility of Tenant. If this additional service is required and Tenant fails to properly maintain the HVAC unit, Tenant shall be responsible for repairs made to the unit. If said service is not done, Landlord reserves the right to have the HVAC unit serviced and to bill Tenant accordingly. Additionally, Tenant shall not cause unnecessary strain to the HVAC units by turning the units off during extreme hot or cold weather.

      25. Tenant shall have use of such parking spaces as are designated by Landlord.

      26. Tenant shall utilize Premises and common areas in a quiet and professional manner. Tenant must maintain in a neat and orderly fashion all areas in the suite that are visible to public areas.

      27. Tenant shall notify Landlord of its intent to install any type of security or fire system to the Premises.

      28. Tenant shall be responsible for installation and maintenance of fire extinguishers and maintenance of emergency lights in the Premises that may be required by the fire marshal.

      COVENANTS OF THE LANDLORD: And said Landlord, its heirs, successors, or assigns, hereby covenants and agrees with said Tenant, its successors or assigns:

      1. Tenant paying the rents and keeping and performing the covenants of this Lease on its part to be kept and performed, said Tenant shall peaceably and quietly hold, occupy and enjoy said Premises during said term, without any hindrance or molestation by any person whatsoever.

      2. Landlord will make all necessary repairs to the roof and exterior walls of said building and keep in repair the electrical system, water system and the HVAC system in said building and shall repair any damage due to ordinary wear and tear on said systems. However, the cost of such

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repairs shall be allocated to Tenant in accordance with the provisions on maintenance and repair hereinabove set forth.

      MUTUAL COVENANTS: The parties to this Lease hereby covenant and agree as follows:

      1. This Lease and all the covenants, provisions, terms, and conditions and agreements herein contained shall inure to the benefit of and be binding upon the heirs, successors, executors, administrators and assigns of the parties. However, any assignment from, through or under the Tenant in violation of the covenants, provisions, terms and conditions hereof, or any of them, shall not vest any right, title or interest whatever in the assignee and shall be null and void unless expressly assented to in writing by Landlord.

      2. The Landlord and its assigns shall warrant and defend the Tenant in the enjoyment and peaceable possession of the above demised Premises, during the term aforesaid, if the Tenant shall perform all and singular the covenants herein agreed to be performed on the part of the Tenant.

      USE OF THE PREMISES: The Tenant shall have the right to use the Premises for a bank.

      SECURITY DEPOSIT: Upon signing of this Lease, a security deposit in the amount of Twelve Thousand Five Hundred Seventy-Six 96/100 Dollars ($12,576.96) shall be paid to the Landlord. Said deposit shall be returned to the Tenant without interest upon the completion of the Lease, provided the terms of the Lease have been met and there has been no damage to the Premises requiring repair or cleaning.

      DEFAULT: Landlord, in addition to all other remedies given to Landlord in law or in equity, may, by written notice to Tenant, terminate this Lease, or without terminating this Lease reenter the Premises by summary proceedings or otherwise, and may depossess Tenant in any of the following circumstances:

      a. In the event Tenant shall be in default in the payment of rent or any other additional charge or charges, or in the payment of any other sums of money required to be paid by Tenant to Landlord under this Lease, and such default shall continue for a period of ten (10) days after written notice by Landlord to Tenant to cure such default.

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      b. In the event Tenant shall be in default in the performance of any other covenants, terms, conditions, provisions, rules and regulations of this Lease, except those items listed in the above section (a) and if such default is not cured within thirty (30) days after written notice thereof given by Landlord, excepting such defaults that cannot be cured completely within such thirty (30) day period, and Tenant, within said thirty (30) day period promptly commences to proceed with diligence and in good faith to remedy such default.

      c. If Tenant shall file a petition in bankruptcy; there be filed against Tenant a petition in bankruptcy which has not been dismissed within ninety (90) days of filing of said petition; or Tenant be adjudicated a bankrupt; or if Tenant shall make application for relief under any state or local insolvency law, or shall make a general assignment for the benefit of creditors, or if a receiver or trustee shall be appointed for Tenant's property and the same is not discharged within ninety (90) days, or if the interest of Tenant in the Premises shall be offered for sale or sold under execution or other legal process.

      d. If Tenant shall vacate the Premises or fail to continuously occupy and conduct Tenant's business in the Premises.

      Landlord shall have whatever legal rights Landlord is entitled to in order to remove all persons therefrom, to recover possession thereof by legal proceedings or otherwise and to use such reasonable force as is necessary to enter and regain possession thereof as Landlord shall deem proper without being liable to any civil action or prosecution therefore.

      No such entry by Landlord shall be deemed a termination of this Lease or an acceptance of a surrender of this Lease. In the event of such reentry, Landlord shall have the right to relet or subdivide the Premises for any period equal to or greater than the remainder of the original term of this Lease, for any rental which it may deem reasonable, to any other tenant which Landlord may select, and for any use and purpose which Landlord may designate.

      In the event of a reletting, Landlord may apply the rent therefrom first to the payment of Landlord's expense, including, but not limited to, reasonable attorney's fees incurred by reason of Tenant's default and the reasonable expenses of reletting, including, but not limited to, repairs,

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brokerage fees, subdividing, renovation or alteration of the Premises, and then to the payment of rent and all other sums due from Tenant hereunder, Tenant remaining liable for any deficiency.

      In the event of a default by Tenant of any of the terms, provisions, covenants, conditions, rules and regulations of this Lease, Landlord shall have the right to injunction and the right to invoke any remedy permitted to Landlord in law or in equity. All remedies available to Landlord are declared to be cumulative and concurrent. No termination of this Lease, nor any taking or recovering of possession of the Premises, shall deprive Landlord of any of its remedies or actions against Tenant for past or future rent, nor shall the bringing of any action for rent or other default be constructed as a waiver of the right to obtain possession of the Premises.

      HOLDOVER BY TENANT: If the execution of a new Lease or renewal or extension of this Lease is not made, and the Tenant remains in possession of the Premises after expiration of tenancy created hereunder, the Tenant shall be deemed to be occupying the Premises as a tenant from month to month, at a monthly rental equal to one hundred twenty-five percent (125%) of the fixed minimum rent payable during the last month of the Lease term, together with all additional charges set forth in this Lease.

      COMPLETE AGREEMENT: This Lease contains the entire agreement between the parties and no agent, representative, or affiliate of Landlord hereto has authority to make or has made any statement, agreement or representation, either oral or written, in connection herewith, modifying, adding or changing the terms and conditions herein set forth. No prior dealings between the parties or custom shall be permitted to contradict, add to or modify the terms hereof. No modification of this Lease shall have force or effect unless and until same is returned to Tenant duly executed by Landlord.

      SUCCESSORS AND ASSIGNS: The conditions, covenants and agreements contained in this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease on the date and year first above written.

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WITNESSES:                                  WESTERN RESERVE OF BRECKSVILLE, LLC.
                                            (LANDLORD)

/s/ Sandra J. Best                          BY:      /s/ Stella Skaljac
Signature
                                            NAME:    Stella Skaljac
Sandra J. Best
Name                                        TITLE:   Secretary

/s/ Catherine L. Doremus
Signature

Catherine L. Doremus
Name

                                            WESTERN RESERVE BANK
                                            (TENANT)

/s/ Ann Michele Piechowiak                  BY:     /s/ Cynthia A. Mahl
Signature
                                            NAME:   Cynthia A. Mahl
Ann Michele Piechowiak
Name                                        TITLE:  Senior Vice President

/s/ Barbara Maddamma
Signature

Barbara Maddamma
Name

This instrument prepared by:

Western Reserve of Brecksville, LLC.
9472 Sherwood Tr.
Brecksville, OH 44141

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STATE OF OHIO     )
                  ) SS
COUNTY OF MEDINA  )

      BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named WESTERN RESERVE OF BRECKSVILLE, LLC., by Stella Skaljac, its Secretary, who acknowledged that he did sign the foregoing instrument with full authority and that the same was his free act and deed.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal at Brecksville, OH this 6th day of October, 2004 .

                                            /s/ Michael J. Gorman
                                            NOTARY PUBLIC

                                            [seal]

STATE OF OHIO     )
                  ) SS
COUNTY OF MEDINA  )

      BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named WESTERN RESERVE BANK by Cynthia A. Mahl, its Senior VP, who acknowledged that they did sign the foregoing instrument with full authority and the same is their free act and deed.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal at Medina, Ohio this 13th day of September, 2004.

                                            /s/ Ann Michele Piechowiak
                                            NOTARY PUBLIC

                                            [seal]

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